EXHIBIT 99.1


[NATIONAL GOLF PROPERTIES, INC LOGO]


          NATIONAL GOLF DETAILS PROGRESS OF FINANCIAL RESTRUCTURING

Santa Monica, Calif., July 23, 2002 - National Golf Properties, Inc. ("National Golf") (NYSE:TEE) announced today that American Golf Corporation ("American Golf"), the primary tenant of National Golf, has entered into a restructuring agreement with its lenders. As previously announced, National Golf, American Golf and certain affiliated entities entered into a merger and reorganization agreement providing for a combination of the two companies. Also, as detailed in an 8-K filing on July 1, 2002, National Golf entered into restructuring agreements with its lenders on June 28.

On July 23, 2002, American Golf entered into a restructuring agreement and limited waiver with Bank of America and the holders of its private placement notes, which is subject to the delivery of leasehold mortgages on certain golf courses leased by American Golf and an affiliate. The process of preparing these leasehold mortgages is underway and is required to be completed by August 8, 2002; however, there can be no assurance that the leasehold mortgages will be delivered by this date. Under the terms of the agreement, the maturities of the Bank of America credit facility and the private placement notes were changed to the earlier of March 31, 2003 or the consummation of the transactions contemplated by the pending merger and reorganization of National Golf and American Golf. Bank of America and the American Golf noteholders have waived existing defaults and all potential future events of default other than specified "major defaults" during this period.

Under the terms of the restructuring agreement, American Golf pledged certain securities and agreed to grant leasehold mortgages to National Golf Operating Partnership, L.P. ("NGOP"), Bank of America and the American Golf noteholders to secure its obligations under its leases with NGOP and under the restructuring agreement. American Golf has also committed, as of July 1, 2002, to make principal amortization payments aggregating approximately $24 million ratably to Bank of America and the American Golf noteholders prior to the March 31, 2003 maturity. This $24 million includes a regularly scheduled principal payment of approximately $2 million that was paid to the American Golf noteholders on July 2, 2002. A payment of approximately $6 million was placed into escrow and will be released once the leasehold mortgages are delivered.

In connection with the restructuring agreement, NGOP agreed to defer payment of rent and lease termination fee receivables due from American Golf and certain of its related entities, but only if necessary and only to the extent necessary to permit scheduled principal and amortization payments to Bank of America and the American Golf noteholders and specified other payments. The maximum amount of rent deferral that may be granted is approximately $15 million owed as of June 28, 2002 (which remains owing as of July 23, 2002) and up to $24 million for the twelve month period beginning April 1, 2002 and ending March 31, 2003, determined on a cumulative basis. As of July 23, 2002, NGOP has not deferred any of the $24 million, but may still grant up to $24 million of rent deferral through March 31, 2003 if and to the extent necessary.

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As additional security for American Golf's obligations to Bank of America and the American Golf noteholders, David Price pledged approximately 3.6 million shares of common stock and NGOP common units that he beneficially owns and granted a second deed of trust with respect to real property of an affiliated entity to these creditors. David Price is required to substitute cash collateral for this collateral by October 15, 2002 (in the case of the shares and units) and September 30, 2002 (in the case of the second deed of trust).

National Golf, American Golf, David Price and certain affiliated entities entered into a facilitation agreement in connection with the American Golf debt restructuring agreement, under which David Price agreed to support a transaction involving the sale of all or a substantial portion of the common stock of National Golf and common units of NGOP, provided the sale is approved by the Independent Committee of the Board of Directors of National Golf and the Independent Committee receives a fairness opinion from Lazard or another nationally recognized investment banking firm. There can be no assurance as to whether or when National Golf will enter into an agreement with respect to such a sale transaction. National Golf also agreed not to consummate the transactions contemplated by the merger and reorganization agreement with American Golf unless all amounts owed by American Golf to Bank of America and the American Golf noteholders are paid in full. In addition, National Golf waived certain provisions of its voting agreement with David Price to permit him to pledge his shares of NGP common stock and NGOP common units to Bank of America and the American Golf noteholders and to sell those shares and units under certain circumstances in order to satisfy his cash collateral obligations to Bank of America and the American Golf noteholders. National Golf entered into a registration rights agreement with David Price with respect to these shares.

In an agreement concluded on June 28, 2002, National Golf entered into an amendment and extension of credit agreement with certain of its lenders to extend the maturity of its credit facility to March 31, 2003. At the same time, National Golf also entered into an agreement with the holders of its private placement notes to change the maturities of the notes to March 31, 2003. Under the terms of both agreements, the lenders and noteholders waived existing defaults and all potential future events of default other than specified "major defaults."

National Golf noted that American Golf and its affiliates have paid year-to-date through July approximately $49 million of their rent obligations totaling approximately $64 million. As of July 22, 2002, American Golf owed National Golf approximately $15 million of rent and approximately $16 million of lease termination fees.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which National Golf expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.
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The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the various businesses will not be integrated successfully; costs related to the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting National Golf's and American Golf's businesses generally, including those contained in National Golf's reports with the SEC. National Golf is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION
In connection with the proposed transaction with American Golf, National Golf and the new corporation will file a proxy statement/prospectus with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by National Golf with the SEC at the SEC's web site at www.sec.gov.
The proxy statement/prospectus (when it is available) and these other documents may also be obtained for free from National Golf by calling National Golf at (310) 664-4100, and through National Golf's web site at www.nationalgolfproperties.com. National Golf and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of National Golf's stockholders in connection with the proposed transaction is set forth in National Golf's form 10K/A for the year ended December 31, 2001, dated April 30, 2002 and filed with the SEC on April 30, 2002. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

ABOUT NATIONAL GOLF PROPERTIES, INC.
National Golf Properties is the largest publicly traded company in the United States specializing in the ownership of golf course properties with 110 golf course facilities geographically diversified among 22 states.


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NATIONAL GOLF PROPERTIES, INC CONTACTS:

Andy Brimmer / Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
Tel: (212) 355-4449